EXHIBIT 10.6

EXECUTION COPY

COMMON STOCK PURCHASE AGREEMENT

AMONG:

BROADBAND MULTIMEDIA SYSTEMS, LTD., a company organized under the laws of the British Virgin Islands (the “Company”)

AND:

STANFORD INTERNATIONAL BANK LTD., a banking corporation organized under the laws of Antigua and Barbuda (the “Purchaser”).

DATED:	December 31, 2007

BROADBAND MULTIMEDIA SYSTEMS, LTD.

a company organized under the laws of the British Virgin Islands

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT, dated as of the 31st day of December 2007 (the “Agreement”), is entered into by and between Broadband Multimedia Systems, Ltd., a company organized under the laws of the British Virgin Islands (the “Company”), and Stanford International Bank Ltd., a banking corporation organized under the laws of Antigua and Barbuda (the “Purchaser”).

WITNESSETH:

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D (“Regulation D”) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act; and

WHEREAS, upon the terms and conditions of this Agreement, the Purchaser has agreed to purchase, and the Company wishes to issue and sell, for an aggregate purchase price of $12,000,000 (the “Purchase Price”) (i) 1,400,000 shares of common stock, $0.001 par value per share of the Company, which includes the 50,000 shares of common stock already issued to Purchaser upon the formation of the Company (the “Common Stock”) and (ii) warrants (the “Warrants”) to purchase an aggregate of 2,661,460 shares of Common Stock, subject to adjustment as provided in the Warrants, which Warrants will be in the form attached hereto as Exhibit A; and

WHEREAS, dated as of the date hereof, various documents are being entered into for the purpose of effectuating a series of interrelated transactions by and among Stanford Venture Capital Holdings, Inc., Purchaser, Forefront Holdings, Inc. (“Forefront US”), Forefront Group, Inc., Forefront BVI, Ltd. (“Forefront BVI”), Forefront Multimedia, LLC, Miller Golf Company, the Company, Ligent International, Inc., Ligent Photonics, Inc. (“Ligent US”), Hisense Co. Ltd. (“Hisense Group”), Qingdao Hisense Electronic Holding Ltd. (“HEH”), Qingdao Hisense Electric Ltd.(“Hisense Electric”) and Hisense Optoelectronic Technologies Co. (“Hisense OE”), and are referred to herein as the “Transaction Documents”; and

WHEREAS, the Warrants may be exercised for the purchase of Common Stock, pursuant to the terms set forth therein; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	AGREEMENT TO PURCHASE; PURCHASE PRICE

(a) Purchase of Common Stock and the Warrants. Subject to the terms and conditions in this Agreement, the Purchaser hereby agrees to purchase for an aggregate of $12,000,000 from the Company, and the Company hereby agrees to issue and sell to the Purchaser and its assignees (i) 1,400,000 shares of Common Stock, which includes the 50,000 shares of common stock already issued to Purchaser upon the formation of the Company, (ii) Warrants to purchase 1,628,062 shares of Common Stock at an exercise price of $4.93 per share of Common Stock, subject to adjustment as provided in the Warrants and (iii) Warrants to purchase 1,033,398 shares of Common Stock at an exercise price of $0.001 per share of Common Stock, subject to adjustment as provided in the Warrants. The Purchase Price shall be payable in immediately available funds on the applicable closing dates as determined pursuant to Section 1(b) below.

(b) Closings. The Common Stock and the Warrants to be purchased by the Purchaser and its assignees hereunder, in such denominations and such names as are set forth on Schedule A attached hereto or as the Purchaser may request from the Company upon at least three business days prior notice of any closing (any name other than the Purchaser shall be an assignee of Purchaser), shall be delivered by or on behalf of the Company for the account of the Purchaser, against payment by the Purchaser of the aggregate Purchase Price in the form specifically agreed by the parties or by wire transfer to an account of the Company, by 5:00 PM, Eastern Standard Time, on the applicable date set forth below, the first of such dates being the date of execution of this Agreement ( the “Execution Date”). The Company and the Purchaser intend to close the initial purchase of the Common Stock and the Warrants on the Execution Date (the “First Closing Date”), provided that all conditions to close set forth in Sections 6 and 7 of this Agreement have been satisfied or waived. The date on which the Company’s Registration Statement is declared effective by the U.S. Securities and Exchange Commission (“SEC”) shall be known as the “Final Closing Date”. As used in this Agreement, “Registration Statement” means the registration statement on Form F-4 promulgated by the SEC to be filed by Forefront BVI to register the securities it will issue, among other things, pursuant to the (i) Share Exchange agreement by and between Forefront US, Forefront BVI, Hisense Group, HEH and Ligent US (ii) Merger Agreement by and between Forefront US, Forefront BVI and Ligent BVI and (iii) Framework Agreement by and between Forefront US, Hisense Electric and Forefront BVI, provided, that Forefront BVI qualifies under the Securities Act of 1934, as amended (“1934 Act”), to file such statement, and if Forefront BVI fails to qualify to file the Form F-4 under the 1934 Act, the term “Registration Statement” shall mean the registration statement on Form S-4 promulgated by the SEC. The $3,652,500 paid by Purchaser on the Execution Date (the “Initial Funds”), shall be deposited into the trust account of Carlton Fields, P.A. (“Carlton Fields”) for the benefit of the Company. The Initial Funds, together with all other proceeds due to the Company hereunder, the “Funds”. For purposes of this Agreement, any such closing date, including the First Closing Date and Final Closing Date, may be referred to herein as a “Closing Date”. The Closing Dates for the sale of the Common Stock and the Warrants shall be as follows:

CLOSING DATE	PURCHASE PRICE	NUMBER OF SHARES OF COMMON STOCK	NUMBER OF WARRANTS
First Closing Date	$3,652,500	426,020	2,661,460
Second Closing Date (Execution Date + 14 days)	$2,782,500	324,660
Third Closing Date (Closing Date + 1 month)	$2,782,500	324,660
Final Closing Date (Effectiveness of the Registration Statement)	$2,782,500	324,660
TOTAL:	$12,000,000	1,400,000	2,661,460

2.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION

The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

(a) Qualified Investor. The Purchaser is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able to afford the entire loss of its investment in the Common Stock and the Warrants, and (iii) an “Accredited Investor” as defined in Rule 501(a) of Regulation D and knows of no reason to anticipate any material change in its financial condition for the foreseeable future.

(b) Speculative Nature of Investment. The Purchaser understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Purchaser can bear the economic risk of the Purchaser’s investment and is able, without impairing the Purchaser’s financial condition, to hold the Common Stock, the Warrants and the Conversion Shares (as defined below) for an indefinite period of time and to suffer a complete loss of such Purchaser’s investment.

(c) Restricted Securities. The securities are “restricted securities” as defined in Rule 144 promulgated under the Securities Act. All subsequent offers and sales by the Purchaser of the Common Stock and the Warrants and the Common Stock issuable upon conversion of the Common Stock or exercise of the Warrants shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration.

(d) Reliance on Representations. The Purchaser understands that the Common Stock and the Warrants are being offered and sold to it and its assignees in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truthfulness and accuracy of the Purchaser’s representations and warranties, and the Purchaser’s compliance with its covenants and agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Common Stock and the Warrants.

(e) Access to Information. The Purchaser (i) has been provided with sufficient information with respect to the business of the Company for the Purchaser to determine the suitability of making an investment in the Company and such documents relating to the Company as the Purchaser has requested and the Purchaser has carefully reviewed the same, (ii) has been provided with such additional information with respect to the Company and its business and financial condition as the Purchaser, or the Purchaser’s agent or attorney, has requested, and (iii) has had access to management of the Company and the opportunity to discuss the information provided by management of the Company and any questions that the Purchaser had with respect thereto have been answered to the full satisfaction of the Purchaser.

(f) Legality. The Purchaser has the requisite corporate power and authority to enter into this Agreement.

(g) Residency. The residency of the Purchaser (or, in the case of a partnership or corporation, such entity’s principal place of business) is No. 11 Pavilion Drive, St. John’s, Antigua, West Indies.

(h) Authorization.

(i) The Purchaser has all requisite power and authority to execute and deliver the Agreement and any related agreements, to purchase the Common Stock and the Warrants hereunder and to carry out and perform its obligations under the terms of the Agreement and any related agreements. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of the Agreement and any related agreements, and the performance of all of the Purchaser’s obligations under the Agreement and any related agreements, has been taken or will be taken prior to the First Closing Date.

(ii) This Agreement and any related agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Purchaser, and such agreements, when executed and delivered by each of the Purchaser and the Company will each be a valid and binding agreement of the Purchaser, enforceable in accordance with their respective terms, except (A) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (B) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

(iii) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of the Agreement or any related agreements by the Purchaser or the performance of the Purchaser’s obligations hereunder or thereunder.

(i) Adequate Resources. The Purchaser, or an affiliate of the Purchaser, has sufficient liquid assets to deliver the aggregate Purchase Price during the term of the Agreement.

(j) Investment. The Purchaser is acquiring the Common Stock and the Warrants for investment for the Purchaser’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Common Stock or Warrants. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Common Stock or Warrants. The Purchaser is aware of the limits on resale imposed by virtue of the transaction contemplated by this Agreement and is aware that the Common Stock and the Warrants will bear restrictive legends.

(k) Litigation. There is no action, suit, proceeding or investigation pending or, to the Knowledge of the Purchaser (as defined herein), currently threatened against the Purchaser that questions the validity of the Primary Documents (as defined below) or the right of Purchaser to enter into any such agreements or to consummate the transactions contemplated hereby and thereby, nor, to the Knowledge of Purchaser, is there any basis for the foregoing. All references to the “Knowledge” means the actual knowledge of the person in question or the knowledge such person could reasonably be expected to have each after reasonable investigation and due diligence.

(l) Broker’s Fees and Commissions. Except for a fee payable to Stanford Group Company (“SGC”) by the Company pursuant to Section 5, below, neither the Purchaser nor any of its officers, partners, employees or agents has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement and the Warrants (collectively, the “Primary Documents”), and neither the Company nor the Purchaser has, nor will, incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the transactions contemplated by the Primary Documents.

(m) Tax Advisors. The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Primary Documents. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Primary Documents.

3.	REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to, and covenants and agrees with, the Purchaser that:

(a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite corporate power and authority to carry on its business as now conducted. The Company has no ownership interest in any other entity. The Company was incorporated on December 18, 2007, and did not conduct any activities or operations of any kind or nature whatsoever prior to such date. The Company is duly qualified as a foreign corporation and in good standing in all jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except as would not have a material adverse effect on the business or financial condition of the Company (a “Material Adverse Effect”). The minute book and stock record of the Company have been provided to the Purchaser and its counsel prior to the execution of this Agreement, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Such minute book contains true and complete records of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders, members, managers and committees of the board of directors of the subject entities from the date of organization through the date hereof. The Company has, prior to the execution of this Agreement, delivered to the Purchaser true and complete copies of the Memorandum and Articles of Incorporation, each as amended through the date hereof. The Company is not in violation of any provisions of its Memorandum and Articles of Incorporation.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Primary Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Primary Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company. Each of the Primary Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

(c) Capitalization. On the date hereof (exclusive of any Common Stock or Warrants to be issued hereunder), the authorized capital of the Company consists of: 200,000,000 shares of Common Stock (50,000 of which have already been issued to Purchaser upon formation of the Company), par value $0.001 per share, of which no other shares are issued and outstanding. Except as set forth in this Section 3(c) or as disclosed on Schedule 3(c) attached hereto, there are no (A) options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company, (B) voting securities of the Company or securities convertible, exchangeable or exercisable for shares of capital stock or voting securities of the Company, or (C) equity equivalents, interests in the ownership or earnings of the Company or similar rights. All shares of Common Stock upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock. Except as disclosed on Schedule 3(c) attached hereto, the Company is not a party to any stockholders’ agreement, share transfer restriction, voting trust agreement, registration rights agreement or similar agreement relating to any equity securities of the Company or any other Contract relating to disposition, voting or dividends with respect to any equity securities of the Company. All dividends on the Common Stock that have been declared or have accrued prior to the date of this Agreement have been paid in full. There are no anti-dilution or price adjustment provisions regarding any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities (as defined in Section 4(a) below).

(d) Concerning the Common Stock, the Common Stock and the Warrants. The Common Stock and the Warrants when issued and delivered and paid for in compliance with the provisions of this Agreement, shall be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such a holder.

(e) Authorized Shares. The Company shall have available a sufficient number of authorized and unissued shares of Common Stock as may be necessary to effect the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of shares of Common Stock upon the exercise of the Warrants. The Company further acknowledges that its obligation to issue shares of Common Stock upon exercise of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(f) Legality. The Company has the requisite corporate power and authority to enter into this Agreement, and to issue and deliver the Common Stock, the Warrants and the Common Stock issuable upon the exercise of the Warrants.

(g) Non-Contravention. The execution and delivery of this Agreement and each of the other Primary Documents, and the consummation by the Company of the transactions contemplated by this Agreement and each of the other Primary Documents, do not and will not conflict with, or result in a breach by the Company or give any third party any right of termination, cancellation, acceleration or modification in or with respect to, any of the terms or provisions of, or constitute a default under, (A) its Memorandum and Articles of Incorporation or other equivalent documents, as amended through the date hereof, (B) any material indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or (C) any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or federal, state, securities industry or foreign regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company or any of their properties or assets (collectively, “Legal Requirements”), other than those which have been waived or satisfied on or prior to the First Closing Date.

(h) Approvals and Filings. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Primary Documents.

(i) Compliance With Legal Requirements. The Company has not violated in any material respect, and is not currently in material default under, any Legal Requirement applicable to it, or any of its assets or properties, where such violation could reasonably be expected to have a Material Adverse Effect.

(j) Absence of Certain Changes. Since December 18, 2007, there has been no event or condition that has had, or is reasonably likely to have, a Material Adverse Effect.

(k) Indebtedness to Officers, Directors and Stockholders. The Company is not indebted to any of its stockholders, officers or directors or their affiliates in any amount whatsoever (including, without limitation, any deferred compensation, salaries or rent payable).

(l) Relationships with Related Persons. No officer, director, or principal stockholder of the Company nor any Related Person (as defined below) of any of the foregoing has, or since December 18, 2007, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the business of the Company. No officer, director, or principal stockholder of the Company nor any Related Person of any of the foregoing is, or since December 18, 2007, has owned an equity interest or any other financial or profit interest in, a Person (as defined below) that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the merchandise or services of such company (a “Competing Business”) in any market presently served by such company except for ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except for Contracts between the Company and Purchaser no director, officer, or principal stockholder of the Company nor any Related Person of any of the foregoing is a party to any Contract with, or has claim or right against, the Company. As used in this Agreement, “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or any governmental body; “Related Person” means, (X) with respect to a particular individual, (a) each other member of such individual’s Family (as defined below); (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family; (c) any Person in which such individual or members of such individual’s Family hold (individually or in the aggregate) a Material Interest (as defined below); and (d) any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity); (Y) with respect to a specified Person other than an individual, (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c). For purposes of the foregoing definition, (a) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse and former spouses, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 1% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 1% of the outstanding equity securities or equity securities in a Person.

(m) Title to Properties; Liens and Encumbrances. The Company has good and marketable title to all of its material properties and assets, both real and personal, and has good title to all its leasehold interests. All material properties and assets owned by the Company are free and clear of all Encumbrances (as defined below) except for (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation and (iv) liens, Encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect, and which have arisen in the ordinary course of business. As used in this Agreement, “Encumbrance” or “Encumbrances” means any charge, claim, community property interest, condition, equitable interest, lien, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

(n) Permits. The Company has all permits, licenses and any similar authority necessary for the conduct of its business as now conducted, except where the failure to have such permits and licenses would not materially and adversely affect the business or financial condition of such company. The Company is not in default in any respect under any of such permits, licenses or similar authority.

(o) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or arbitration tribunal pending or, to the Knowledge of the Company, threatened, against or affecting the Company, in which an unfavorable decision, ruling or finding would have a Material Adverse Effect on the Company or the transactions contemplated by the Primary Documents, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Primary Documents. All references to the “Knowledge of the Company” in this Agreement shall mean the actual knowledge of the Company or the knowledge that the Company could reasonably be expected to have, after reasonable investigation and due diligence.

(p) No Default. The Company is not in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement (each a “Contract”) to which it is a party or by which it or its property may be bound.

(q) Taxes.

(i) All Tax Returns (as defined below) required to have been filed by or with respect to the Company (including any extensions) have been filed. All such Tax Returns are true, complete and correct in all material respects. All Taxes (as defined below) due and payable by the Company, whether or not shown on any Tax Return, or claimed to be due by any Taxing Authority (as defined below), have been paid.

(ii) The Company has no material liability for Taxes outstanding other than as reflected in the balance sheet included in the Company’s latest filing with the Commission or incurred subsequent to the date of such filing in the ordinary course of business. The unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for liability for income tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the balance sheet included in the Company’s latest filing with the Commission, and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the First Closing Date.

(iii) The Company is not a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a Taxing Authority of any jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(iv) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

(v) There has been no action by any Taxing Authority in connection with assessing additional Taxes against, or in respect of, the Company for any past period. There is no dispute or claim concerning any Tax liability of the Company either (i) claimed, raised or, to the Knowledge of the Company, threatened by any Taxing Authority or (ii) of which the Company is otherwise aware. There are no liens for Taxes upon the assets and properties of the Company other than liens for Taxes not yet due. None of the Tax Returns of the Company have been audited or examined by Taxing Authorities, and none of the Tax Returns of the Company currently are the subject of audit or examination.

(vi) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or with respect to any Tax assessment or deficiency affecting the Company.

(vii) The Company has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

(viii) The Company has no liability for the Taxes of any person or entity other than the Company (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Legal Requirements), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

(ix) The Company (i) has not agreed to make or is not required to make any adjustment under Section 481 of the Internal Revenue Code by reason of a change in accounting method and (ii) is not a “consenting corporation” within the meaning of Section 341(f)(1) of the Internal Revenue Code.

(x) The Company is not a party to nor is it bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

(xi) The Company is not involved in, subject to, or a party to any joint venture, partnership, contract or other arrangement that is treated as a partnership for federal, state, local or foreign Tax purposes.

(xii) The Company was not included nor is includible, in the Tax Return of any other entity.

As used in this Agreement, a “Tax Return” means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax; “Tax” or “Taxes” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross, receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by Taxing Authority, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term includes any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments; and “Taxing Authority” means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

(r) Certain Prohibited Activities. Neither the Company nor, to the Knowledge of the Company, any of its directors, officers or other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to any political activity, (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person.

(s) Certain Fees. Except for a fee payable to SGC by the Company, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause Purchaser to be liable for any such fees or commissions. The Company agrees that Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person for fees of the type contemplated by this Section with the transactions contemplated by this Agreement.

(t) Employee Benefits.

(i) The Company does not have, and has not at any time since inception had, Plans (as defined below).

As used in this Agreement, “Plan” means (i) each of the “employee benefit plans” (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)), of which any of the Company or any member of the same controlled group of businesses as the Company within the meaning of Section 4001(a)(14) of ERISA (an “ERISA Affiliate”) is or ever was a sponsor or participating employer or as to which the Company or any of its ERISA Affiliates makes contributions or is required to make contributions, and (ii) any similar employment, severance or other arrangement or policy of any of the Company or any of its ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers’ compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

(u) Private Offering. Subject to the accuracy of the Purchaser’s representations and warranties set forth in Section 2 hereof, (i) the offer, sale and issuance of the Common Stock and the Warrants and (ii) the issuance of Common Stock pursuant to the exercise of Warrants into shares of Common Stock, each as contemplated by the Primary Documents, are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Common Stock, the Warrants or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Common Stock or the Warrants by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

(v) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided Purchaser or its agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to Purchaser regarding the Company, its business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that Purchaser has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2 hereof.

4.	CERTAIN COVENANTS, ACKNOWLEDGMENTS AND RESTRICTIONS

(a) Transfer Restrictions. The Purchaser acknowledges that (i) neither the Common Stock, Warrants nor the Common Stock issuable in exercise of the Warrants have been registered under the Securities Act, and such securities may not be transferred unless (A) subsequently registered thereunder or (B) they are transferred pursuant to an exemption from such registration, and (ii) any sale of the Common Stock, the Warrants or the Common Stock issuable, exercise or exchange thereof (collectively, the “Securities”) made in reliance upon Rule 144 under the Securities Act (“Rule 144”) may be made only in accordance with the terms of said Rule 144. The Purchaser understands that, although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk. The provisions of Section 4(a) and 4(b) hereof, together with the rights of the Purchaser under this Agreement and the other Primary Documents, shall be binding upon any assignee of the Purchaser as well as any subsequent transferee of the Common Stock and the Warrants.

(b) Restrictive Legend. The Purchaser acknowledges and agrees that, until such time as the Securities shall have been registered under the Securities Act or the Purchaser demonstrates to the reasonable satisfaction of the Company and its counsel that such registration shall no longer be required, such Securities may be subject to a stop-transfer order placed against the transfer of such Securities, and such Securities shall bear a restrictive legend in substantially the following form:

THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

(c) Filings. The Company undertakes and agrees that it will make all required filings in connection with the sale of the Securities to the Purchaser as required by federal and state laws and regulations, or by any domestic securities exchange or trading market, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the rules and regulations of the Commission), and to provide copies thereof to the Purchaser promptly after such filing or filings. With a view to making available to the holders of the Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit such holder to sell securities of the Company to the public without registration or pursuant to a Registration Statement, the Company shall (a) at all times make and keep public information available, as those terms are understood and defined in Rule 144, (b) file on a timely basis with the Commission all information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all actions that may be required as a condition to the availability of Rule 144 (or any successor exemptive rule hereafter in effect) with respect to the Common Stock; and (c) furnish to any holder of the Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) any other reports and documents that a holder of the Securities may reasonably request in order to avail itself of any rule or regulation of the Commission allowing such holder to sell any such Securities without registration.

(d) Reservation of Common Stock. The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the issuance of Common Stock the exercise of the Warrants (the “Conversion Shares”).

(e) Return of Warrants on Exercise. Upon any partial exercise by the Purchaser or its assignees of the Warrants, the Company shall issue and deliver to the Purchaser or applicable assignee, within seven business days of the date on which the Warrants is exercised, new Warrants representing the number of adjusted shares of Common Stock covered thereby, in accordance with the terms thereof.

(f) Replacement Certificates and Warrants.

(i) The certificate(s) representing the shares of the Common Stock held by the Purchaser shall be exchangeable, at the option of the Purchaser at any time and from time to time at the office of Company, for certificates with different denominations representing, as applicable, an equal aggregate number of shares of the Common Stock as requested by the Purchaser upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

(ii) The Warrants will be exchangeable, at the option of the Purchaser or its assignees, at any time and from time to time at the office of the Company, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock as are purchasable under such Warrants. No service charge will be made for such transfer or exchange.

(g) Publicity. The Company and Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with the Commission or any regulatory agency or principal trading market, without the prior written consent of Purchaser, except to the extent such disclosure is required by law or market regulations, in which case the Company shall provide Purchaser with prior notice of such disclosure.

(h) Loans. It is contemplated that Ligent US and Hisense OE may borrow funds on commercially reasonable terms from Hisense Group or other third parties for the sole purpose of funding the operations of Ligent US, the STB Division and Hisense OE, in an aggregate amount not to exceed US $9,000,000 (the “Hisense Loans”). The Company and Purchaser agree that the Hisense Loans shall be repaid from the Funds.

5.	ADDITIONAL AGREEMENTS

(a) Placement Fee. On the Execution Date, the Company shall (i) pay $870,000 to SGC (the “Placement Fee”) and (ii) issue an aggregate of 138,385 five-year Warrants, in the form attached hereto as Exhibit A, exercisable at $4.93 per share to SGC, provided that such Warrants may be subsequently assigned by SGC pursuant to a schedule to be provided by SGC on or before the Final Closing Date.

(b) Use of Funds. The Company shall instruct Carlton Fields to make the following disbursements of the Funds from its trust account for the following purposes: (1) payment of the Placement Fee, (2) legal, audit and other expenses associated with the consummation of the transactions contemplated by the Transaction Documents as incurred directly by the Company (not its shareholders) and (3) after the Final Closing Date, repayment of the Hisense Loans.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE THE SHARES AND THE WARRANTS

The Purchaser understands that the Company’s obligation to issue the Common Stock and the Warrants on the First Closing Date or each Closing Date, as applicable, to the Purchaser or its assignees pursuant to this Agreement is conditioned upon satisfaction the following, unless waived in writing by the Company:

(a) The accuracy on each Closing Date of the representations and warranties of the Purchaser contained in this Agreement in all material respects as if made on such Closing Date, and the performance by the Purchaser on or before such Closing Date of all covenants and agreements of the Purchaser required to be performed in all material respects on or before such Closing Date.

(b) The Company and the Purchaser shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement on or prior to each Closing Date.

(c) All corporate and other proceedings required to carry out the transactions contemplated by this Agreement on or prior to each Closing Date, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Company, and the Company shall have been furnished with such instruments and documents as it shall have reasonably requested.

(d) All regulatory approvals or filings, if any, on each Closing Date necessary to consummate the transactions contemplated by this Agreement shall have been made as of such Closing Date.

(e) The receipt of good funds as of each Closing Date.

7.	CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE THE SHARES AND THE WARRANTS

The Company understands that the Purchaser’s obligation to purchase the Common Stock and the Warrants on the First Closing Date and on each subsequent Closing Date pursuant to Section 1 of this Agreement is conditioned upon satisfaction of the following, unless waived in writing by the Purchaser:

(a) The Purchaser shall have completed to its satisfaction its due diligence review of the Company, the Company’s business, assets and liabilities, the Company shall have furnished to the Purchaser and its representatives, such information as may be reasonably requested by them, and the Purchaser shall have approved the use of proceeds of the sale in its sole discretion.

(b) The accuracy on each Closing Date of the representations and warranties of the Company contained in this Agreement in all material respects as if made on such Closing Date, and the performance by the Company on or before such Closing Date of all covenants and agreements of the Company required to be performed in all material respects on or before such Closing Date.

(c) The Company shall have executed and delivered to the Purchaser or its assignees (i) the shares of Common Stock of the Warrants due to be issued on the First Closing Date.

(d) On each Closing Date, the Purchaser shall have received from the Company such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Company or the Board of Directors of the Company, as applicable, in connection with the Primary Documents contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchaser.

(e) All regulatory approvals or filings, if any, on each Closing Date necessary to consummate the transactions contemplated by this Agreement shall have been made as of such Closing Date.

8.	FEES AND EXPENSES

The Company shall bear its own costs, including attorney’s fees, incurred in the negotiation of this Agreement and consummating of the transactions contemplated herein and the corporate proceedings of the Company in contemplation hereof and thereof. The Company shall be solely responsible for all fees payable to Purchaser in connection with the transactions contemplated hereby.

9.	SURVIVAL

The agreements, covenants, representations and warranties of the Company and the Purchaser shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder for a period of two years from the date of the Final Closing Date, except that:

(a) the Company’s representations and warranties regarding Taxes contained in Section 3(q) of this Agreement shall survive as long as the Company remains statutorily liable for any obligation referenced in Section 3(q), and

(b) the Company’s representations and warranties contained in Section 3(c) shall survive until the Purchaser and any of its assignees are no longer holders of any of the Securities purchased hereunder.

10.	INDEMNIFICATION

(a) Subject to Section 10(b), each of the Company and the Purchaser (each in such capacity under this Section, the “Indemnifying Party”) agrees to indemnify the other party and each officer, director, employee, agent, partner, stockholder, member and affiliate of such other party (collectively, the “Indemnified Parties”) for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims, diminution in value and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following, whether or not involving a third party claim: (A) any misrepresentation or any breach of any warranty made by the Indemnifying Party herein or in any of the other Primary Documents, (B) any breach or non-fulfillment of any covenant or agreement made by the Indemnifying Party herein or in any of the other Primary Documents, or (C) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Indemnifying Party in connection with the sale or issuance of the Common Stock or the Warrants by the Indemnifying Party to the Indemnified Party (collectively, the “Indemnified Liabilities”). To the extent that the foregoing undertaking by the Indemnifying Party may be unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b) Notwithstanding Section 10(a), no indemnification shall be payable in respect of any Indemnified Liability (i) where the claiming Indemnified Party prior to the First Closing Date had actual knowledge of or notice from information set forth in the schedules hereto of facts that would clearly evidence the existence or basis of such Indemnified Liability or (ii) where such Indemnified Party entered into a settlement of an Indemnified Liability without the prior written consent of the applicable Indemnifying Party and such Indemnifying Party has not unreasonably withheld such written consent.

11.	NOTICES

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

Company:	Broadband Multimedia Systems, Ltd.
c/o Ligent Photonics
2701 Dukane Drive
Suite 102
St. Charles, IL 60174
Attention: Myron Tan, CFO
Telephone: 630-513-7226 Ext. 13
Facsimile: 630-513-9173

with a copy to:	Carlton Fields P.A.
4000 International Place
100 SE 2nd Street Miami, FL 33131
Attention: Seth P. Joseph
	Telephone:	305-539-7265
	Facsimile:	305-530-0055

Purchaser:	Stanford International Bank Ltd.
No. 11 Pavilion Drive
St. John’s, Antigua
West Indies
Attention: James M. Davis, Chief Financial Officer
	Telephone:	901-680-5260
	Facsimile:	901-680-5265

with a copy to:	Akerman Senterfitt
One SE Third Ave., 25th Floor
Miami, FL 33131
Attention: Carl D. Roston
	Telephone	305-982-5628
	Facsimile:	305-374-5095

12.	GOVERNING LAW; DISPUTE RESOLUTION

(a) Governing Law. This Agreement, and all transactions and agreements in connection herewith, shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of laws.

(b) Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof shall be finally settled by arbitration exclusively (i) administered by the International Centre for Dispute Resolution (the “ICDR”) and (ii) under the International Dispute Resolution Procedures of the ICDR (the “ICDR Rules”). Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The number of arbitrators shall be one (1), unless the parties subsequently agree in writing that three (3) arbitrators shall be appointed to resolve such particular dispute. The arbitrator(s) shall be appointed exclusively in accordance with the ICDR Rules. The place of arbitration shall be Miami, Florida. The arbitration proceedings shall be conducted in English. The parties waive, to the extent permitted under applicable law, any right that they may have under any law applicable to this Agreement or any party hereto to object to arbitration hereunder on the basis that such an agreement was not entered into after a dispute had arisen.

13.	MISCELLANEOUS

(a) Entire Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement, together with the other Primary Documents, including any certificate, schedule, exhibit or other document delivered pursuant to their terms, constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to such subject matters.

(b) Amendments. This Agreement may not be amended except by an instrument in writing signed by the party to be charged with enforcement.

(c) Waiver. No waiver of any provision of this Agreement shall be deemed a waiver of any other provisions or shall a waiver of the performance of a provision in one or more instances be deemed a waiver of future performance thereof.

(d) Construction. This Agreement and each of the Primary Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

(e) Binding Effect of Agreement. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Purchaser to any Person other than the Persons set forth on Schedule A without the prior written consent of the Company. Any attempt by the Purchaser without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, this Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any assignees of the Purchaser as well as any transferees of the Common Stock and the Warrants.

(f) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

(g) Attorneys’ Fees. If any action should arise between the parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys’ fees.

(h) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement.

(i) Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(j) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchaser and the Company will be entitled to specific performance under the Primary Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned as of the date first written above.

BROADBAND MULTIMEDIA SYSTEMS, LTD.

By:	/s/ Wei-Ping Huang
Name:	Wei-Ping Huang
Title:	Chief Executive Officer

STANFORD INTERNATIONAL BANK LTD.

By:	/s/ James M. Davis
James M. Davis
Chief Financial Officer

EXECUTION COPY

SCHEDULE A

Warrant Distribution

Stanford International Bank, Ltd. and its Assigns

Name	Address	Exercise Price: $.001	Exercise Price: $4.93
Stanford International Bank, LTD.	No. 11 Pavilion Drive, St. John’s, Antigua, W.I.	516,699	814,031

Daniel T. Bogar	1016 Sanibel drive, Hollywood, FL 33019	116,300	183,200

William R. Fusselmann	141 Crandon Blvd. # 437, Key Biscayne, FL 33149	116,300	183,200

Osvaldo Pi and Vivian Pi, Trustees, or their successors in trust, under the Osvaldo and Vivian Pi living Trust, dated February 13, 2007, and any amendments thereto	6405 SW 104 Street, Pinecrest, FL 33156	116,300	183,200

Ronald M. Stein	6520 Allison Road, Miami Beach, FL 33021	116,300	183,200

Charles M. Weiser	3571 N 31st Ave., Hollywood, FL 33021	25,750	40,616

Tal Kimmel	325 South Biscayne Blvd., Apt. 3020, Miami, FL 33131	25,749	40,615

EXHIBIT INDEX

EXHIBIT A	FORM OF WARRANT

EXHIBIT A

FORM OF WARRANT

A-1

DISCLOSURE SCHEDULE 3(C)

The Company may issue stock options to employees under an employee stock option plan (the Forefront BVI Employee Stock Option Plan).

The Transaction Documents.

B-1